NYSE American: UEC

UEC Comments on the Presidential Memoranda Issued on Uranium and Establishment of the U.S. Nuclear Fuel Working Group

Corpus Christi, TX, July 15, 2019 – Uranium Energy Corp (NYSE American: UEC, the “Company” or “UEC”) is pleased to provide comments on President Trump’s “Memorandum on the Effect of Uranium Imports on National Security” which was issued after the market close on July 12, 2019.

UEC Chairman and former U.S. Energy Secretary, Spencer Abraham commented: “The Trump Administration is to be commended for elevating the topic of U.S. uranium mining to the top of our national security and energy security agenda. At a time when we have bi-partisan support for the clean, baseload energy that nuclear power provides, it is crucial that the domestic supply chain is available for over 50% of our nation’s carbon free electricity generation. We will certainly make ourselves available to assist the newly formed U.S. Nuclear Fuel Working Group in any way possible.”

President and CEO, Amir Adnani stated: “The White House released the complete, much-anticipated decision late Friday evening.  We are very pleased with President Trump’s decision in establishing the U.S. Nuclear Fuel Working Group, co-chaired by White House National Security Advisor John Bolton and National Economic Policy Advisor Larry Kudlow.  The President has instructed the Working Group to develop recommendations for reviving and expanding domestic nuclear fuel production, including uranium mining, and to submit their findings within 90 days.”

Adnani continued: “Ultimately, we remain even more positive and excited about the improving fundamentals in the uranium market, with a growing global deficit between primary production and reactor requirements.  We fully expect demand to continue to grow with the world’s need for the highly reliable, carbon-free, safe energy that nuclear power provides.  UEC’s business plan, regardless of whatever policy actions emerge from the Working Group, will be to continue developing and advancing low-cost, environmentally friendly in-situ recovery (ISR) projects, that can be competitive in the global market.”

President Trump issued the Memorandum in response to the U.S. Department of Commerce Section 232 investigation of the U.S. nuclear fuel industry.  In the Memorandum, the President stated that; “I agree with the Secretary [of Commerce] that the United States uranium industry faces significant challenges in producing uranium domestically and that this is an issue of national security.”

To access the full Presidential Memoranda, please visit the following link from the White House website: https://www.whitehouse.gov/presidential-actions/memorandum-effect-uranium-imports-national-security-establishment-united-states-nuclear-fuel-working-group/

About Uranium Energy Corp

Uranium Energy Corp is a U.S.-based uranium mining and exploration company.  In South Texas, the Company’s hub-and-spoke operations are anchored by the fully-licensed Hobson Processing Facility which is central to the Palangana, Burke Hollow and Goliad ISR projects.  In Wyoming, UEC controls the Reno Creek project which is the largest permitted, pre-construction ISR uranium project in the U.S.  Additionally, the Company controls a pipeline of uranium projects in Arizona, New Mexico and Paraguay, a uranium/vanadium project in Colorado and one of the highest-grade and largest undeveloped Ferro-Titanium deposits in the world, located in Paraguay.  The Company’s operations are managed by professionals with a recognized profile for excellence in their industry, a profile based on many decades of hands-on experience in the key facets of uranium exploration, development and mining.

Contact Uranium Energy Corp Investor Relations at:
Toll Free: (866) 748-1030
Fax: (361) 888-5041
E-mail: info@uraniumenergy.com

Twitter: @UraniumEnergy

Stock Exchange Information:
NYSE American: UEC
+Frankfurt Stock Exchange Symbol: U6Z
WKN: AØJDRR
ISN: US916896103

Safe Harbor Statement

Except for the statements of historical fact contained herein, the information presented in this letter constitutes “forward-looking statements” as such term is used in applicable United States and Canadian laws. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. Any other statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance are not statements of historical fact and should be viewed as “forward-looking statements”. Such forward looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release.  This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities.